Exhibit 10.1

NOTE EXTENSION AGREEMENT AND LIMITED WAIVER

This Note Extension Agreement and Limited Waiver (this “Agreement”), effective as of April 30, 2017, is by and between Creative Medical Technologies, Inc., a Nevada corporation (“CMT”), and Creative Medical Health, Inc., a Delaware corporation (“CMH”). Capitalized terms not otherwise defined in this Agreement shall have the meaning in the Loan Agreement and Note (as defined below).

RECITALS:

WHEREAS, CMT and CMH entered into a Loan Agreement dated February 2, 2016 (the “Loan Agreement”) whereby CMH loaned $50,000 to CMT, which loan was evidenced by an 8% Promissory Note dated February 2, 2016 (the “Note”);

WHEREAS, the Maturity Date of the Note was April 30, 2017, on which date the principal amount of the loan and accrued but unpaid interest were due and payable; and

WHEREAS, the parties determined that it would be in the best interests of both companies to extend the Maturity Date of the Note for one year, conditioned upon the payment of accrued but unpaid interest on the Note through April 30, 2017.

NOW, THEREFORE, in accordance with Section 16 of the Loan Agreement, the parties hereby amend the Note and agree as follows:

1.       Extension of Maturity Date. The Maturity Date of the Note is hereby extended to April 30, 2018.

2.       Payment of Interest. On or before June 30, 2017, CMT shall pay to CMH $4,050 as satisfaction in full of the interest due and payable under the Note through the original Maturity Date on April 30, 2017.

3.       Retroactive Application. This Agreement, and its effect on the Loan Agreement and the Note, shall be applied retroactively to April 30, 2017.

4.       Limited Waiver. CMH hereby grants a limited waiver of relevant provisions of the Loan Agreement and the Note requiring the payment of principal and unpaid interest on the Note as of April 30, 2017.

5.       Continuing Validity. Except as supplemented hereby, each of the Loan Agreement and the Note shall continue to be, and shall remain, in full force and effect. Except as provided in this Agreement, this amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or the Note, or (ii) to prejudice any right or rights which either party may now have or may have in the future under or in connection with the Loan Agreement or the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

6.       Incorporation by Reference. The terms of the Loan Agreement and the Note are incorporated herein by reference and shall form a part of this Agreement as if set forth herein in their entirety.

IN WITNESS WHEREOF, each of the undersigned have executed this Note Extension Agreement and Limited Waiver as of the respective day and year set forth below.

Creative Medical Health, Inc.

Date: May 4, 2017	By:	/s/ Timothy Warbington
Timothy Warbington, CEO

Creative Medical Technologies, Inc.

Date: May 4, 2017	By:	/s/ Timothy Warbington
Timothy Warbington, CEO

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